SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-INGLES MARKETS, INC

                    GAMCO INVESTORS, INC.
                                 9/14/00            1,000             9.2500
                                 9/13/00            3,000             9.5000
                                 9/11/00            2,000             9.5000
                                 9/05/00            5,000             9.9500
                                 8/25/00           10,000            10.0000
                                 8/14/00            3,000            10.5000
                                 8/10/00            2,000            10.9375
          GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 8/07/00            5,000            10.9500
                                 8/02/00            3,000            10.6667
                                 8/01/00            2,000            10.6875


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.